Exhibit 32(a)

THE DAYTON POWER AND LIGHT COMPANY

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of The Dayton Power and Light Company (the “Issuer”) hereby certify that the Issuer’s Annual Report on Form 10-K for the period ended December 31, 2005, which this certificate accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.

Signed:

/s/ James V. Mahoney
James V. Mahoney
President and Chief Executive Officer

Date:  March 1, 2006

The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Issuer’s Annual Report or as a separate disclosure document.